G. Brad Beckstead
Certified Public Accountant
                                                      330 E. Warm Springs Rd.
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax




September 5, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I was previously principal accountant for Petrol Oil and Gas, Inc. (formerly Euro Technology Outfitters) (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000. Effective August 20, 2002, my appointment as principal accountant was terminated. I have read the Company's statements included under Item 4 of its Form 8-K dated August 19, 2002, and I agree with such statements, except that I am not in a position to agree or disagree with the Company's statement that the change was approved by the Board of Directors or that Weaver & Martin, LLC was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ G. Brad Beckstead, CPA
G. Brad Beckstead, CPA